UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 6, 2009

AURORA OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

UTAH	000-25170	87-0306609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4110 Copper Ridge Drive, Suite 100, Traverse City, MI	49684
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(231) 941-0073

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03           Creation of a Direct Financial Obligation of a Registrant.

On October 5, 2009, the United States Bankruptcy Court for the Western District of Michigan (the "Bankruptcy Court"), which has jurisdiction over the proceedings under Chapter 11 of the United States Bankruptcy Code for Aurora Oil & Gas Corporation (the "Company") and the Company’s subsidiary, Hudson Pipeline & Processing Co., LLC (together, the "Debtors"), signed a final order (the “Final DIP Order”) granting approval of the Company's Debtor-in-Possession Credit Agreement (the "DIP Credit Agreement") among the Debtors, each as debtor and debtor-in-possession, BNP Paribas, as administrative agent and issuing bank (the "DIP Agent"), and the lenders party thereto (the "DIP Lenders").  Hudson Pipeline & Processing Co., LLC is a guarantor to the DIP Credit Agreement.

Pursuant to the Final DIP Order, the Debtors executed the DIP Credit Agreement effective October 6, 2009.  The DIP Lenders will provide to the Debtors, debtor-in-possession financing (the "DIP Facility") composed of a multiple draw term loan facility in an aggregate principal amount of up to $3,000,000 (the "Total Commitment").  The DIP Credit Agreement provides for letters of credit to be available for issuance under the DIP Facility, with the issuance of any such letters of credit resulting in a reduction of availability under the DIP Facility on a dollar-for-dollar basis.   Pursuant to the DIP Credit Agreement, the borrowings are to be used to (i) pay certain fees, costs, and expenses relating to the DIP Facility, (ii) support the working capital and general corporate purposes of the Debtors in accordance with a budget provided by the Company to the DIP Lenders, (iii) make any other payments permitted to be made in the DIP Credit Agreement or any other order of the Bankruptcy Court to the extent not prohibited by the DIP Credit Agreement, and (iv) make any other payment otherwise consented to by a majority of the DIP Lenders.

The Company has the option to choose Alternate Base Rate (“ABR”) loans or Eurodollar loans.  Borrowings under ABR loans bear interest at a rate per annum equal to the greater of (i) the prime rate in effect, (ii) the Federal Funds Effective Rate in effect plus 0.50%, or (iii) 3.00%, plus 8.75%.  Borrowings under Eurodollar loans bear interest at a rate per annum equal to the LIBO rate with a floor of 4.00% multiplied by the statutory reserve rate for the interest period in effect, plus 8.00%. Interest is payable on a monthly basis.  Upon the occurrence and during the continuance of an event of default under the DIP Credit Agreement, interest shall accrue at a rate per annum of 2.00% plus the rate applicable to ABR loans.

The Company also shall pay to (i) the DIP Agent, for the account of each DIP Lender, a participation fee with respect to its participation in letters of credit on behalf of the Company, which shall accrue at a rate of 1.50% per annum on the average daily amount of such DIP Lender’s letter of credit exposure until such DIP Lenders cease to have letters of credit exposure, (ii) the DIP Agent (as issuer of the letters of credit) a fronting fee, which shall accrue at a rate of 0.125% per annum on the average daily amount of the letters of credit exposure until there ceases to be any letters of credit exposure, and (iii) the DIP Agent for its own account, its standard fees with respect to issuance, amendment, renewal or extension of any letter of credit, as applicable, or processing of drawings thereunder.

Borrowings under the DIP Credit Agreement, plus interest accrued and unpaid thereon, will be due and payable in full on the earlier of January 7, 2010 or the date that all commitments under the DIP Credit Agreement terminate and/or the indebtedness is accelerated by the DIP Agent or the DIP Lenders upon occurrence of an event of default.

The Company shall pay to the DIP Agent for the account of each DIP Lender a commitment fee at a rate of 0.75% per annum on the average daily amount of the commitment of such DIP Lender unused, during the period from and including the date of the DIP Credit Agreement through the termination of the DIP Credit Agreement.  A facility fee equal to 2.50% of each DIP Lender’s commitment is due on October 7, 2009 and payable to the DIP Agent.  An arranger fee equal to 0.50% of the Total Commitment is due on October 7, 2009 and payable to the DIP Agent.  Administrative agent fees in the amount of $5,000 are due monthly and payable to the DIP Agent.

The DIP Credit Agreement is subject to provisions regarding mandatory prepayments upon certain events, affirmative and negative covenants, financial covenants, certain budgeting requirements, events of default and other customary terms and conditions including representations and warranties made by the Company to the DIP Lenders.  The DIP Credit Agreement contains a covenant that any new or revised budget provided by the Company to the DIP Lenders shall not exceed a permitted variance from a budget previously approved by the DIP Agent and a majority of the DIP Lenders.  A permitted variance is defined as a variance from the approved budget on a line-item basis that does not exceed 10% tested on a weekly basis.  However, any unused amounts within a particular line-item for a particular week may be added on a cumulative basis to the amount provided for in the same line-item for succeeding weeks, so long as such succeeding weeks are not part of a subsequent budget period.

The DIP Loans are secured by valid, enforceable and perfected first-priority priming and other liens and security interests on all of the Debtors' assets, with such liens and security interests having priority over any and all prepetition or postpetition liens and security interests, subject only to a carve-out for professional fees and expenses and certain tax and other pre-existing liens.  The DIP Lenders are also entitled to a super-priority administrative expense claim, subject to such carve-out.

Most of the Debtors' filings with the Bankruptcy Court, including the Final DIP Order and the DIP Credit Agreement, are available to the public at www.donlinrecano.com/aurora.

The foregoing is qualified in its entirety by reference to the DIP Credit Agreement, a conformed copy of which is attached hereto as Exhibit 10.27 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.27
Debtor-In-Possession Credit Agreement dated October 6, 2009, among Aurora Oil & Gas Corporation, as Borrower, a Debtor and Debtor-In-Possession, Hudson Pipeline & Processing Co., LLC, as a Guarantor, a Debtor and Debtor-In-Possession, BNP Paribas, as Administrative Agent and Issuing Bank and the Lenders.

10.28
Debtor-In Possession Guaranty and Collateral Agreement dated October 6, 2009, made by Aurora Oil & Gas Corporation and Each of the Other Obligors Party Hereto, in Favor of BNP Paribas, as Administrative Agent.

10.29	Administrative Agent and Arranger Fee Letter dated October 6, 2009, among Aurora Oil & Gas Corporation and BNP Paribas.

SIGNATURE

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURORA OIL & GAS CORPORATION

Date: October 9, 2009	/s/ Barbara E. Lawson
By: Barbara E. Lawson
Its: Chief Financial Officer